Exhibit 99.3

A	Proposals — The Board of Directors recommends a vote FOR the following:

		Please mark your votes as indicated in this example.			☒

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of November 17, 2019, by and between United Bankshares, Inc. and Carolina Financial Corporation, as may be amended from time to time (the “Merger Agreement”).	☐	☐	☐

		For	Against	Abstain
2.	To approve the issuance of the shares of United Bankshares, Inc. common stock to Carolina Financial Corporation stockholders pursuant to the Merger Agreement.	☐	☐	☐

		For	Against	Abstain
3.	To approve the adjournment, postponement or continuance of the special meeting, on one or more occasions, if necessary or appropriate, in order to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the issuance of United Bankshares, Inc. common stock.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Special Meeting of

United Bankshares, Inc.

Thursday, April 2, 2020 at 10:00 a.m.

United Bankshares, Inc.

United Square

10th Floor

5th and Avery Streets

Parkersburg, WV 26101

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

OF SHAREHOLDERS TO BE HELD ON APRIL 2, 2020.

This proxy statement is available free of charge on the following website: www.ubsi-inc.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN

THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — UNITED BANKSHARES, INC.

PROXY FOR SPECIAL SHAREHOLDERS’ MEETING ON THURSDAY, APRIL 2, 2020

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and W. Mark Tatterson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on [February 5], 2020, at the Special Meeting of Shareholders to be held at United Square, 10th Floor, 5th and Avery Streets, Parkersburg, West Virginia, 26101 on Thursday, April 2, 2020 at 10:00 a.m., local time, or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated February [●], 2020, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” proposals 1, 2 and 3 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+